Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated December 18, 2014 (this “Agreement”), is entered into by and between KINDRED ESCROW CORP. II, a Delaware corporation (“Escrow Corporation”) and Citigroup Global Markets Inc. (“Citi”), as representative (the “Representative”) of the initial purchasers (the “Initial Purchasers”) listed in Schedule 1 to the Purchase Agreement (as defined below). Upon consummation of the merger of Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”) with and into Kindred Healthcare Development 2, Inc., a wholly owned subsidiary of Kindred Healthcare, Inc., a Delaware corporation (“Kindred”), with Gentiva continuing as the surviving corporation (the “Merger”), and the assumption of the obligations of Escrow Corporation under the Indenture (as defined below) by Kindred, Kindred, Gentiva and each of the other guarantors listed in Schedule 1 hereto (such guarantors, together with Gentiva, the “Guarantors”) will execute and deliver a Joinder Agreement hereto substantially in the form attached as Annex B hereto (the “Joinder Agreement”) and shall thereby join this Agreement.

References herein to the “Company” refer (i) prior to consummation of the Merger, solely to Escrow Corporation and (ii) following consummation of the Merger and upon execution of the Joinder Agreement, to Kindred.

This Agreement is made pursuant to the Purchase Agreement, dated December 11, 2014 (the “Purchase Agreement”), by and among Kindred, Escrow Corporation, the Kindred Guarantors (as defined therein) and the Representative, and, after giving effect to the Joinder Agreement referred to therein, the Gentiva Guarantors (as defined therein), which provides for the sale by Escrow Corporation to the Initial Purchasers of $600,000,000 aggregate principal amount of Escrow Corporation’s 8.75% Senior Notes due 2023 (the “Securities”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Guarantor” shall mean any subsidiary of the Company that executes a Subsidiary Guarantee under the Indenture after the Merger Date (as defined in the Purchase Agreement).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law, regulation or executive order to remain closed.

“Citi” shall have the meaning set forth in the preamble.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Escrow Corporation” shall have the meaning set forth in the preamble and shall also include the Escrow Corporation’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior notes issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors and any Additional Guarantors.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the indenture relating to the Securities dated as of December 18, 2014 by and between Escrow Corporation and Wells Fargo Bank, National Association, as trustee, as supplemented by the Supplemental Indenture to be entered into on the Merger Date by and among Kindred, the Guarantors and the Trustee for the purpose of Kindred assuming Escrow Corporation’s obligations under the Indenture and the Guarantors providing a guarantee of the Securities, as the same may be further amended or supplemented from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issue Date” shall mean December 18, 2014.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Joinder Agreement” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding or (iii) except in the case of Securities that otherwise remain Registrable Securities and that are held by an Initial Purchaser and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated.

“Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) hereof, has not become effective on or prior to the Target Registration Date, (iii) if the Company receives a Shelf Request pursuant to Section 2(b)(iii), the Shelf Registration Statement required to be filed thereby has not become effective by the later of (a) the Target Registration Date and (b) 90 days after delivery of such Shelf Request, (iv) the Shelf Registration Statement, if required by this Agreement, has become effective and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 45 days (whether or not consecutive) in any 12-month period or (v) the Shelf

Registration Statement, if required by this Agreement, has become effective and thereafter, on more than two occasions in any 12-month period during the Shelf Effectiveness Period, the Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority in aggregate principal amount of the Securities held by the Participating Holders) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Subsidiary Guarantees” shall mean the guarantees of the Securities and Exchange Securities by the Guarantors under the Indenture.

“Target Registration Date” shall mean 365 days after the Issue Date.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.	Registration Under the Securities Act.

(a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall use their commercially reasonable efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii) have such Registration Statement become and remain effective until 120 days after the last Exchange Date for use by one or more Participating Broker-Dealers. The Company and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Company and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv) that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company and the Guarantors shall:

(i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Company and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b) In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) hereof is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by the Target Registration Date or (iii) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company and the Guarantors shall use their commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided that no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof.

In the event that the Company and the Guarantors are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company and the Guarantors shall use their commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Company and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier to occur of (i) the date when the Securities cease to be Registrable Securities and (ii) one year following the date when such Shelf Registration Statement becomes effective (the “Shelf Effectiveness Period”). The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. A Registration Default ends when the Securities cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iv) or clause (v) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default.

(e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof; provided, however, that the parties hereto agree that the additional interest provided for in this Section 2 is intended to constitute the sole remedy for monetary damages in connection with any Registration Default.

3.	Registration Procedures.

(a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as expeditiously as possible:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv) in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(c) hereof, the Company and the Guarantors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v) use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any

Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi) notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii) use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(viii) in the case of a Shelf Registration, furnish to any Participating Holder upon its request, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(ix) in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x) subject to the Company’s right to, pursuant to Section 3(d), suspend the disposition of Registrable Securities pursuant to a Registration Statement upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xi) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall object;

(xii) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;

(xiii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be;

cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv) in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by a majority in aggregate principal amount of the Securities held by the Participating Holders and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter);

(xv) in the case of a Shelf Registration, use their commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xvi) if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing;

(xvii) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to each Participating Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent registered public accountants of the Company and the Guarantors (and, if necessary, any other registered public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; and

(xviii) so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Company of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart, together with an opinion of counsel as to the enforceability thereof against such entity, to the Initial Purchasers no later than five Business Days following the execution thereof.

(b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing.

(c) Each Participating Holder agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(a)(vi)(3) or Section 3(a)(vi)(5) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Guarantors, such Participating Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d) If the Company and the Guarantors shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 45 days for each suspension and there shall not be more than two suspensions in effect during any 365 day period.

(e) The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering.

4.	Participation of Broker-Dealers in Exchange Offer.

(a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 120 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) hereof), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5.	Indemnification and Contribution.

(a) Escrow Corporation, and upon execution of the Joinder Agreement on the Merger Date, the Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company in writing (including, without limitation, a Notice and Questionnaire of such Holder) through Citi or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, Escrow Corporation, and upon execution of the Joinder Agreement on the Merger Date, the Company and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless Escrow Corporation, the Initial Purchasers, the other selling Holders, each Person, if any, who controls Escrow Corporation, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and, upon execution of the Joinder Agreement on the Merger Date, the Company, the Guarantors, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each Person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person, to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by Citi, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by Escrow Corporation, the Company and the Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of Escrow Corporation, the Company and the Guarantors on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Escrow Corporation, the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Escrow Corporation, the Company and the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim for which such Indemnified Party would be entitled to Indemnification hereunder. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.	General.

(a) No Inconsistent Agreements. The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company and the Guarantors, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, email or other electronic transmission (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(i) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KINDRED ESCROW CORP. II

By:	/s/ Joseph L. Landenwich
Name: Joseph L. Landenwich
Title: Co-General Counsel and Corporate Secretary

[Signature Page to Registration Rights Agreement (2023 Notes)]

Confirmed and accepted as of the date first above written:

CITIGROUP GLOBAL MARKETS INC. For itself and on behalf of the several Initial Purchasers

By:	/s/ Stuart G. Dickson
Authorized Signatory

[Signature Page to Registration Rights Agreement (2023 Notes)]

Schedule 1

GUARANTORS

KINDRED GUARANTORS

No.	Name	State of Organization

1.	Aberdeen Holdings, Inc.	TX

2.	Able Home Healthcare, Inc.	TX

3.	Advanced Oncology Services, Inc.	FL

4.	American VitalCare, L.L.C.	CA

5.	Avery Manor Nursing, L.L.C.	DE

6.	Bayberry Care Center, L.L.C.	DE

7.	Braintree Nursing, L.L.C.	DE

8.	BWB Sunbelt Home Health Services, LLC	TX

9.	California Nursing Centers, L.L.C.	DE

10.	Care Center of Rossmoor, L.L.C.	DE

11.	Central Arizona Home Health Care, Inc.	AZ

12.	Clear Lake Rehabilitation Hospital, L.L.C.	DE

13.	Compass Hospice, Inc.	TX

14.	Country Estates Nursing, L.L.C.	DE

15.	Courtland Gardens Health Center, Inc.	CT

16.	Focus Care Health Resources, Inc.	TX

17.	Foothill Nursing Company Partnership	CA

18.	Forestview Nursing, L.L.C.	DE

19.	GBA Holding, Inc.	TX

20.	GBA West, LLC	TX

Schedule 1-1

No.	Name	State of Organization

21.	Goddard Nursing, L.L.C.	DE

22.	Greenbrae Care Center, L.L.C.	DE

23.	Greens Nursing and Assisted Living, L.L.C.	DE

24.	Harborlights Nursing, L.L.C.	DE

25.	Haven Health, LLC	DE

26.	Helian ASC of Northridge, Inc.	CA

27.	Helian Health Group, Inc.	DE

28.	HHS Healthcare Corp.	DE

29.	Highgate Nursing, L.L.C.	DE

30.	Highlander Nursing, L.L.C.	DE

31.	Hillhaven–MSC Partnership	CA

32.	Home Health of Rural Texas, Inc.	TX

33.	Home Health Services, Inc.	UT

34.	Homecare Holdings, Inc.	FL

35.	Homestead Health and Rehabilitation Center, L.L.C.	DE

36.	IntegraCare Holdings, Inc.	DE

37.	IntegraCare Home Health Services, Inc.	TX

38.	IntegraCare Hospice of Abilene, LLC	TX

39.	IntegraCare Intermediate Holdings, Inc.	DE

40.	IntegraCare of Abilene, LLC	TX

41.	IntegraCare of Albany, LLC	TX

42.	IntegraCare of Athens-Home Health, LLC	TX

43.	IntegraCare of Athens-Hospice, LLC	TX

44.	IntegraCare of Granbury, LLC	TX

Schedule 1-2

No.	Name	State of Organization

45.	IntegraCare of Littlefield, LLC	TX

46.	IntegraCare of Olney Home Health, LLC	TX

47.	IntegraCare of Texas, LLC	TX

48.	IntegraCare of West Texas-Home Health, LLC	TX

49.	IntegraCare of West Texas-Hospice, LLC	TX

50.	IntegraCare of Wichita Falls, LLC	TX

51.	J. B. Thomas Hospital, Inc.	MA

52.	KAH Development 1, L.L.C.	DE

53.	KAH Development 10, L.L.C.	DE

54.	KAH Development 11, L.L.C.	DE

55.	KAH Development 12, L.L.C.	DE

56.	KAH Development 13, L.L.C.	DE

57.	KAH Development 14, L.L.C.	DE

58.	KAH Development 15, L.L.C.	DE

59.	KAH Development 2, L.L.C.	DE

60.	KAH Development 3, L.L.C.	DE

61.	KAH Development 4, L.L.C.	DE

62.	KAH Development 5, L.L.C.	DE

63.	KAH Development 6, L.L.C.	DE

64.	KAH Development 7, L.L.C.	DE

65.	KAH Development 8, L.L.C.	DE

66.	KAH Development 9, L.L.C.	DE

67.	Kindred Braintree Hospital, L.L.C.	DE

68.	Kindred Development 10, L.L.C.	DE

Schedule 1-3

No.	Name	State of Organization

69.	Kindred Development 11, L.L.C.	DE

70.	Kindred Development 12, L.L.C.	DE

71.	Kindred Development 13, L.L.C.	DE

72.	Kindred Development 15, L.L.C.	DE

73.	Kindred Development 17, L.L.C.	DE

74.	Kindred Development 27, L.L.C.	DE

75.	Kindred Development 29, L.L.C.	DE

76.	Kindred Development 4, L.L.C.	DE

77.	Kindred Development 7, L.L.C.	DE

78.	Kindred Development 8, L.L.C.	DE

79.	Kindred Development 9, L.L.C.	DE

80.	Kindred Development Holdings 3, L.L.C.	DE

81.	Kindred Development Holdings 5, L.L.C.	DE

82.	Kindred Healthcare Operating, Inc.	DE

83.	Kindred Healthcare Services, Inc.	DE

84.	Kindred Hospice Services, L.L.C.	DE

85.	Kindred Hospital-Palm Beach, L.L.C.	DE

86.	Kindred Hospital-Pittsburgh-North Shore, L.L.C.	DE

87.	Kindred Hospitals East, L.L.C.	DE

88.	Kindred Hospitals Limited Partnership	DE

89.	Kindred Hospitals West, L.L.C.	DE

90.	Kindred Hospital-Springfield, L.L.C.	DE

91.	Kindred Hospital-Toledo, L.L.C.	DE

92.	Kindred Nevada, L.L.C.	DE

Schedule 1-4

No.	Name	State of Organization

93.	Kindred Nursing Centers Central Limited Partnership	DE

94.	Kindred Nursing Centers East, L.L.C.	DE

95.	Kindred Nursing Centers Limited Partnership	DE

96.	Kindred Nursing Centers North, L.L.C.	DE

97.	Kindred Nursing Centers South, L.L.C.	DE

98.	Kindred Nursing Centers West, L.L.C.	DE

99.	Kindred Rehab Services, Inc.	DE

100.	Kindred Systems, Inc.	DE

101.	KND Development 50, L.L.C.	DE

102.	KND Development 51, L.L.C.	DE

103.	KND Development 52, L.L.C.	DE

104.	KND Development 53, L.L.C.	DE

105.	KND Development 54, L.L.C.	DE

106.	KND Development 55, L.L.C.	DE

107.	KND Development 56, L.L.C.	DE

108.	KND Development 57, L.L.C.	DE

109.	KND Development 58, L.L.C.	DE

110.	KND Development 59, L.L.C.	DE

111.	KND Development 60, L.L.C.	DE

112.	KND Development 61, L.L.C.	DE

113.	KND Development 62, L.L.C.	DE

114.	KND Development 63, L.L.C.	DE

115.	KND Hospital Real Estate Holdings, L.L.C.	DE

116.	KND Real Estate 1, L.L.C.	DE

Schedule 1-5

No.	Name	State of Organization

117.	KND Real Estate 10, L.L.C.	DE

118.	KND Real Estate 11, L.L.C.	DE

119.	KND Real Estate 12, L.L.C.	DE

120.	KND Real Estate 13, L.L.C.	DE

121.	KND Real Estate 14, L.L.C.	DE

122.	KND Real Estate 15, L.L.C.	DE

123.	KND Real Estate 16, L.L.C.	DE

124.	KND Real Estate 17, L.L.C.	DE

125.	KND Real Estate 18, L.L.C.	DE

126.	KND Real Estate 19, L.L.C.	DE

127.	KND Real Estate 2, L.L.C.	DE

128.	KND Real Estate 20, L.L.C.	DE

129.	KND Real Estate 21, L.L.C.	DE

130.	KND Real Estate 22, L.L.C.	DE

131.	KND Real Estate 23, L.L.C.	DE

132.	KND Real Estate 24, L.L.C.	DE

133.	KND Real Estate 25, L.L.C.	DE

134.	KND Real Estate 26, L.L.C.	DE

135.	KND Real Estate 27, L.L.C.	DE

136.	KND Real Estate 28, L.L.C.	DE

137.	KND Real Estate 29, L.L.C.	DE

138.	KND Real Estate 3, L.L.C.	DE

139.	KND Real Estate 30, L.L.C.	DE

140.	KND Real Estate 31, L.L.C.	DE

Schedule 1-6

No.	Name	State of Organization

141.	KND Real Estate 32, L.L.C.	DE

142.	KND Real Estate 33, L.L.C.	DE

143.	KND Real Estate 34, L.L.C.	DE

144.	KND Real Estate 35, L.L.C.	DE

145.	KND Real Estate 36, L.L.C.	DE

146.	KND Real Estate 37, L.L.C.	DE

147.	KND Real Estate 38, L.L.C.	DE

148.	KND Real Estate 39, L.L.C.	DE

149.	KND Real Estate 4, L.L.C.	DE

150.	KND Real Estate 40, L.L.C.	DE

151.	KND Real Estate 41, L.L.C.	DE

152.	KND Real Estate 42, L.L.C.	DE

153.	KND Real Estate 43, L.L.C.	DE

154.	KND Real Estate 44, L.L.C.	DE

155.	KND Real Estate 45, L.L.C.	DE

156.	KND Real Estate 46, L.L.C.	DE

157.	KND Real Estate 47, L.L.C.	DE

158.	KND Real Estate 48, L.L.C.	DE

159.	KND Real Estate 49, L.L.C.	DE

160.	KND Real Estate 5, L.L.C.	DE

161.	KND Real Estate 50, L.L.C.	DE

162.	KND Real Estate 51, L.L.C.	DE

163.	KND Real Estate 6, L.L.C.	DE

164.	KND Real Estate 7, L.L.C.	DE

Schedule 1-7

No.	Name	State of Organization

165.	KND Real Estate 8, L.L.C.	DE

166.	KND Real Estate 9, L.L.C.	DE

167.	KND Real Estate Holdings, L.L.C.	DE

168.	KND Rehab Real Estate Holdings, L.L.C.	DE

169.	KND SNF Real Estate Holdings, L.L.C.	DE

170.	Lafayette Health Care Center, Inc.	GA

171.	Lafayette Specialty Hospital, L.L.C.	DE

172.	Laurel Lake Health and Rehabilitation, L.L.C.	DE

173.	Maine Assisted Living, L.L.C.	DE

174.	Massachusetts Assisted Living, L.L.C.	DE

175.	Meadows Nursing, L.L.C.	DE

176.	Med. Tech. Services of South Florida, Inc.	FL

177.	MedEquities, Inc.	CA

178.	Medical Hill Rehab Center, L.L.C.	DE

179.	Med-Tech Private Care, Inc.	FL

180.	Med-Tech Services of Dade, Inc.	FL

181.	Med-Tech Services of Palm Beach, Inc.	FL

182.	Mills Medical Practices, LLC	OH

183.	New Triumph HealthCare of Texas, L.L.C.	TX

184.	New Triumph HealthCare, Inc.	DE

185.	New Triumph HealthCare, L.L.P.	TX

186.	North West Texas Home Health Services, LLC	TX

187.	Northland LTACH, LLC	DE

188.	NP Plus, LLC	DE

Schedule 1-8

No.	Name	State of Organization

189.	NRP Holdings Company	DE

190.	Outreach Health Services of North Texas, LLC	TX

191.	Outreach Health Services of the Panhandle, LLC	TX

192.	Pacific Coast Care Center, L.L.C.	DE

193.	Pacific West Home Care, LLC	DE

194.	Peoplefirst HomeCare & Hospice of California, L.L.C.	DE

195.	Peoplefirst HomeCare & Hospice of Colorado, L.L.C.	DE

196.	Peoplefirst HomeCare & Hospice of Indiana, L.L.C.	DE

197.	Peoplefirst HomeCare & Hospice of Massachusetts, L.L.C.	DE

198.	Peoplefirst HomeCare & Hospice of Ohio, L.L.C.	DE

199.	Peoplefirst HomeCare & Hospice of Utah, L.L.C.	DE

200.	Peoplefirst HomeCare of Colorado, L.L.C.	DE

201.	Peoplefirst Virginia, L.L.C.	DE

202.	PersonaCare of Connecticut, Inc.	CT

203.	PersonaCare of Huntsville, Inc.	DE

204.	PersonaCare of Ohio, Inc.	DE

205.	PersonaCare of Reading, Inc.	DE

206.	PersonaCare of Wisconsin, Inc.	DE

207.	PF Development 10, L.L.C.	DE

208.	PF Development 15, L.L.C.	DE

209.	PF Development 16, L.L.C.	DE

210.	PF Development 17, L.L.C.	DE

211.	PF Development 18, L.L.C.	DE

212.	PF Development 19, L.L.C.	DE

Schedule 1-9

No.	Name	State of Organization

213.	PF Development 20, L.L.C.	DE

214.	PF Development 21, L.L.C.	DE

215.	PF Development 22, L.L.C.	DE

216.	PF Development 23, L.L.C.	DE

217.	PF Development 26, L.L.C.	DE

218.	PF Development 27, L.L.C.	DE

219.	PF Development 5, L.L.C.	DE

220.	PF Development 6, L.L.C.	DE

221.	PF Development 7, L.L.C.	DE

222.	PF Development 8, L.L.C.	DE

223.	PF Development 9, L.L.C.	DE

224.	PHH Acquisition Corp.	DE

225.	Professional Healthcare at Home, LLC	CA

226.	Professional Healthcare, LLC	DE

227.	Rehab Insurance Corporation	DE

228.	Rehab Staffing, L.L.C.	DE

229.	RehabCare Development 2, L.L.C.	DE

230.	RehabCare Development 3, L.L.C.	DE

231.	RehabCare Development 4, L.L.C.	DE

232.	RehabCare Development 5, L.L.C.	DE

233.	RehabCare Group East, Inc.	DE

234.	RehabCare Group Management Services, Inc.	DE

235.	RehabCare Group of Amarillo, L.P.	TX

236.	RehabCare Group of Arlington, L.P.	TX

Schedule 1-10

No.	Name	State of Organization

237.	RehabCare Group of California, L.L.C.	DE

238.	RehabCare Group of Texas, L.L.C.	TX

239.	RehabCare Group, Inc.	DE

240.	RehabCare Hospital Holdings, L.L.C.	DE

241.	Salt Lake Physical Therapy Associates, Inc.	UT

242.	SCCI Health Services Corporation	DE

243.	SCCI Hospital – Easton, Inc.	DE

244.	SCCI Hospital – El Paso, Inc.	DE

245.	SCCI Hospital – Mansfield, Inc.	DE

246.	SCCI Hospital Ventures, Inc.	DE

247.	SCCI Hospitals of America, Inc.	DE

248.	Senior Home Care, Inc.	FL

249.	SHC Holding, Inc.	DE

250.	SHC Rehab, Inc.	FL

251.	Siena Care Center, L.L.C.	DE

252.	Smith Ranch Care Center, L.L.C.	DE

253.	Southern California Specialty Care, Inc.	CA

254.	Southern Nevada Home Health Care, Inc.	NV

255.	Southern Utah Home Health, Inc.	UT

256.	Southern Utah Home Oxygen & Medical Equipment, Inc.	UT

257.	Specialty Healthcare Services, Inc.	DE

258.	Specialty Hospital of Cleveland, Inc.	OH

259.	Specialty Hospital of Philadelphia, Inc.	PA

260.	Specialty Hospital of South Carolina, Inc.	SC

Schedule 1-11

No.	Name	State of Organization

261.	Springfield Park View Hospital, L.L.C.	DE

262.	Symphony Health Services, L.L.C.	DE

263.	Synergy Healthcare Group, Inc.	LA

264.	Synergy Home Care-Acadiana Region, Inc.	LA

265.	Synergy Home Care-Capitol Region, Inc.	LA

266.	Synergy Home Care-Central Region, Inc.	LA

267.	Synergy Home Care-Northeastern Region, Inc.	LA

268.	Synergy Home Care-Northshore Region, Inc.	LA

269.	Synergy Home Care-Northwestern Region, Inc.	LA

270.	Synergy Home Care-Southeastern Region, Inc.	LA

271.	Synergy, Inc.	LA

272.	Texas Health Management Group, LLC	TX

273.	THC – Chicago, Inc.	IL

274.	THC – Houston, Inc.	TX

275.	THC – North Shore, Inc.	IL

276.	THC – Orange County, Inc.	CA

277.	THC – Seattle, Inc.	WA

278.	The Therapy Group, Inc.	LA

279.	TherEX, Inc.	DE

280.	Tower Hill Nursing, L.L.C.	DE

281.	Transitional Hospitals Corporation of Indiana, Inc.	IN

282.	Transitional Hospitals Corporation of Louisiana, Inc.	LA

283.	Transitional Hospitals Corporation of Nevada, Inc.	NV

284.	Transitional Hospitals Corporation of New Mexico, Inc.	NM

Schedule 1-12

No.	Name	State of Organization

285.	Transitional Hospitals Corporation of Tampa, Inc.	FL

286.	Transitional Hospitals Corporation of Texas, Inc.	TX

287.	Transitional Hospitals Corporation of Wisconsin, Inc.	WI

288.	Trinity Hospice of Texas, LLC	TX

289.	Triumph HealthCare Holdings, Inc.	DE

290.	Triumph HealthCare Second Holdings, L.L.C.	DE

291.	Triumph HealthCare Third Holdings, L.L.C.	DE

292.	Triumph Hospital Northwest Indiana, Inc.	MO

293.	Triumph Rehabilitation Hospital Northern Indiana, L.L.C.	IN

294.	Triumph Rehabilitation Hospital of Northeast Houston, LLC	DE

295.	Tucker Nursing Center, Inc.	GA

296.	Tulsa Specialty Hospital L.L.C.	DE

297.	Vernon Home Health Care Agency, LLC	TX

298.	VTA Management Services, L.L.C.	DE

299.	VTA Staffing Services, LLC	DE

300.	Wellstream Health Services, LLC	TX

301.	West Texas, LLC	TX

302.	Ygnacio Valley Care Center, L.L.C.	DE

Schedule 1-13

GENTIVA GUARANTORS

Access Home Health of Florida, LLC

Capital Care Resources, LLC

Capital Care Resources of South Carolina, LLC

Capital Health Management Group, LLC

Chattahoochee Valley Home Care Services, LLC

Chattahoochee Valley Home Health, LLC

CHMG Acquisition LLC

CHMG of Atlanta, LLC

CHMG of Griffin, LLC

Eastern Carolina Home Health Agency, LLC

Family Hospice, Ltd.

FHI GP, Inc.

FHI Health Systems, Inc.

FHI LP, Inc.

FHI Management, Ltd.

Gentiva Certified Healthcare Corp.

Gentiva Health Services (Certified), Inc.

Gentiva Health Services Holding Corp.

Gentiva Health Services (USA) LLC

Gentiva Rehab Without Walls, LLC

Gentiva Services of New York, Inc.

Gilbert’s Home Health Agency, Inc.

Gilbert’s Hospice Care, LLC

Gilbert’s Hospice Care of Mississippi, LLC

Healthfield Home Health, LLC

Healthfield Hospice Services, LLC

Healthfield, LLC

Healthfield of Southwest Georgia, LLC

Healthfield of Statesboro, LLC

Healthfield of Tennessee, LLC

Healthfield Operating Group, LLC

Home Health Care Affiliates, Inc.

Home Health Care Affiliates of Central Mississippi, L.L.C.

Home Health Care Affiliates of Mississippi, Inc.

Home Health Care of Carteret County, LLC

Horizon Health Network LLC

Harden Healthcare Holdings, LLC

Mid-South Home Care Services, LLC

Mid-South Home Health Agency, LLC

Mid-South Home Health, LLC

Mid-South Home Health of Gadsden, LLC

New York Healthcare Services, Inc.

Odyssey HealthCare Austin, LLC

Odyssey HealthCare Detroit, LLC

Odyssey HealthCare Fort Worth, LLC

Odyssey HealthCare GP, LLC

Odyssey HealthCare Holding Company

Odyssey HealthCare, Inc.

Schedule 1-14

Odyssey HealthCare LP, LLC

Odyssey HealthCare Management, LP

Odyssey HealthCare of Augusta, LLC

Odyssey HealthCare of Flint, LLC

Odyssey HealthCare of Marion County, LLC

Odyssey HealthCare of Savannah, LLC

Odyssey HealthCare of St. Louis, LLC

Odyssey HealthCare Operating A, LP

Odyssey HealthCare Operating B, LP

OHS Service Corp.

PHHC Acquisition Corp.

QC-Medi New York, Inc.

Quality Care-USA, Inc.

Tar Heel Health Care Services, LLC

Total Care Home Health of Louisburg, LLC

Total Care Home Health of North Carolina, LLC

Total Care Home Health of South Carolina, LLC

Van Winkle Home Health Care, Inc.

VistaCare, LLC

VistaCare of Boston, LLC

VistaCare USA, LLC

Vista Hospice Care, LLC

Wiregrass Hospice Care, LLC

Wiregrass Hospice LLC

Wiregrass Hospice of South Carolina, LLC

ABC Hospice, LLC

Alpine Home Health Care, LLC

Alpine Home Health II, Inc.

Alpine Home Health, Inc.

Alpine Resource Group, Inc.

American Homecare Management Corp.

American Hospice, Inc.

Asian American Home Care, Inc.

Bethany Hospice, LLC

California Hospice, LLC

Chaparral Hospice, Inc.

Colorado Hospice, L.L.C.

Faith Home Health and Hospice, LLC

Faith in Home Services, L.L.C.

First Home Health, Inc.

Georgia Hospice, LLC

Girling Health Care Services of Knoxville, Inc.

Girling Health Care, Inc.

Harden Clinical Services, LLC

Harden HC Texas Holdco, LLC

Harden Healthcare Services, LLC

Harden Healthcare, LLC

Harden Home Health, LLC

Harden Home Option, LLC

Harden Hospice, LLC

Schedule 1-15

Hawkeye Health Services, Inc.

HomeCare Plus, Inc.

Horizon Health Care Services, Inc.

Hospice Care of Kansas and Missouri, L.L.C.

Hospice Care of Kansas, L.L.C.

Hospice Care of the Midwest, L.L.C.

Iowa Hospice, L.L.C.

Isidora’s Health Care Inc.

Lakes Hospice, L.L.C.

Lighthouse Hospice—Coastal Bend, LLC

Lighthouse Hospice—Metroplex, LLC

Lighthouse Hospice—San Antonio, LLC

Lighthouse Hospice Management, LLC

Lighthouse Hospice Partners, LLC

Missouri Home Care of Rolla, Inc.

Nursing Care—Home Health Agency, Inc.

Omega Hospice, LLC

Saturday Partners, LLC

The American Heartland Hospice Corp.

The Home Option, LLC

The Home Team of Kansas, LLC

Voyager Acquisition, L.P.

Voyager Home Health, Inc.

Voyager HospiceCare, Inc.

We Care Home Health Services, Inc.

Schedule 1-16

Annex A

Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of December 18, 2014, by and between Kindred Escrow Corp. II, a Delaware corporation, and Citigroup Global Markets Inc., on behalf of itself and the other Initial Purchasers) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                     .

[NAME]

By:
Name:
Title:

Annex A-1

Annex B

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

[    ], 2015

Reference is hereby made to the Registration Rights Agreement, dated as of December 18, 2014 (the “Registration Rights Agreement”), by and between KINDRED ESCROW CORP. II (“Escrow Corporation”) and CITIGROUP GLOBAL MARKETS INC., on behalf of itself and the other Initial Purchasers. Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given to them in the Registration Rights Agreement.

1. Joinder of the Successor Company. Kindred Healthcare, Inc., a Delaware corporation (“Kindred”), hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as the “Company” therein and as if Kindred executed the Registration Rights Agreement on the date thereof.

2. Joinder of the Guarantor. Each other signatory hereto (each, a “Guarantor”), hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “Guarantor” therein and as if such Guarantor executed the Registration Rights Agreement on the date thereof.

3. Governing Law. This Joinder Agreement, and any claim, controversy or dispute arising under or related to this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

4. Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile, email or other electronic transmission (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

5. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6. Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

Annex B-1

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

KINDRED HEALTHCARE, INC.

By:
Name:
Title:

[EACH GUARANTOR], as Guarantor

By:
Name:
Title:

Annex B-2